UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
OF THE SECURITIES EXCHANGE ACT OF 1934

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AWARE, INC.

(Name of Registrant as Specified in its Charter)

N/A

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Soliciting Materials Filed
Pursuant to Rule 14a-12

Aware, Inc. is filing the following press release pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware Announces Plans to Spin-Off Patent Licensing Operations

BEDFORD, Mass. – September 24, 2010 – Aware, Inc. (Nasdaq: AWRE), a leading technology innovator and software supplier to the telecommunications and biometrics industries, today announced its plans to pursue a spin-off of its patent licensing operations.

The spin-off will allow the spun-off entity to focus fully on patent licensing operations, including technology innovation, patent development and licensing.  After the spin-off, Aware will continue as a leading supplier of test and diagnostics products and imaging and biometrics software.

Aware expects to file documents with the U.S. Securities & Exchange Commission (SEC) over the next few months and to complete the proposed transaction in the first half of fiscal 2011. The spin-off will result in two, independent publicly traded U.S. companies.

The proposed transaction is expected to be structured as a tax-free distribution to Aware stockholders, and is contingent upon a number of items including, but not limited to, receipt of a favorable ruling from the Internal Revenue Service as to the United States federal income tax consequences of the spin-off, a determination by Aware’s board of directors that the spin-off is in the best interest of Aware, and the completion of a review process by the SEC.

Aware also filed with the SEC today a proxy statement regarding a Special Meeting of Stockholders to approve amendments to existing equity plans to provide for an equity exchange program.

About Aware
Aware is a leading technology and supplier for the telecommunications and biometrics industries. Aware has pioneered innovations at telecommunications standards-setting organizations for DSL and networking. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to provision and troubleshoot DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts. www.aware.com

More information about the proposal to approve amendments to Aware’s existing equity plans and the proposed equity exchange program is available in our proxy statement filed with the SEC on September 24, 2010. The proxy statement is available free of charge from the SEC’s website at www.sec.gov.

The equity exchange program described in the proxy statement has not yet commenced. The equity exchange program will only be commenced, if at all, if stockholders approve the amendments to Aware’s existing equity plans to permit the equity exchange program. Even if the requisite stockholder approval is obtained, Aware may still decide later not to implement the equity exchange program. Persons who are eligible to participate in the equity exchange program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the equity exchange program. Aware will file the Tender Offer Statement on Schedule TO with the SEC upon the commencement of the equity exchange program. Aware’s stockholders and equity award holders will be able to obtain these written materials and other documents filed by Aware with the SEC free of charge from the SEC’s website at www.sec.gov.

Safe Harbor Warning

Portions of this release contain certain “forward-looking statements” including, but not limited to, statements regarding the form and timing of any transaction to spin-off the patent licensing operations. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or actions taken by Aware to differ materially from anticipated results, performance or actions. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. Further, there can be no assurance as to the timing of the contemplated spin-off, whether it will ultimately be structured as a spin-off, or whether it will be completed.  Aware is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2009, the interim reports filed on Form 10-Q for subsequent quarterly periods, and other reports and filings made with the Securities and Exchange Commission.

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Aware and Dr. DSL are trademarks or registered trademarks of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: sales@aware.com